FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933

                                  CRYOCON, INC.
 -------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

           COLORADO                                            84-1206503
--------------------------------                         ---------------------
 (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                        Identification Number)

                                  VAUGHN GRIGGS

      2250 NORTH 1500 WEST                             2250 NORTH 1500 WEST
       OGDEN, UTAH 84404                                OGDEN, UTAH 84404
        (801) 395-2796                                   (801) 395-2796
     ------------------------------------------------------------------------
(Address and telephone number of                   (Name, address and telephone
Registrant's Principal Executive Offices)          number of agent for service)


                CONSULTING AGREEMENT BETWEEN C. C. FRANK SPEIGHT

                                       AND

                                  CRYOCON, INC.
                    ----------------------------------------
                            (Full Title of the Plan)

                        Copies of all communications to:
                                  Vaughn Griggs
                                  Cryocon, Inc.
                              2250 North 1500 West
                                Ogden, Utah 84404

Title of each class                          Proposed maximum           Proposed maximum
of securities to be        Amount to be      offering price per         aggregate offering    Amount of
registered                 Registered        share (1)                  price (1)             Registration Fee (1)
---------------------      ----------------  -------------------        -------------------   ----------------------
Common stock,
no par value                600,000              $ 0.41                   $ 246,000                $ 100.00


(1) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the bid and ask prices reported on September 28, 2000, as reported on the OTC Bulletin Board.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement of CRYOCON, INC (formerly known as ISO Block Products USA, Inc.) and in the related Section 10(a) prospectus:

         (a) Cryocon's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001.

         (b) Part I, Item 8 (Description of Securities) contained in Cryocon's registration statement on Form 8-A, SEC file No. 0-25810.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities that may be offered will be passed upon for Cryocon by Marcus Sanders, Attorney at Law, 22 Battery Street, Suite 701, San Francisco, California 94105. Mr. Marcus Sanders is a sole-proprietor of law practice and provided advice with respect to this matter. Mr. Sanders does not directly nor indirectly own any shares of Cryocon's common stock, nor does Mr. Sanders hold any options to purchase shares of Cryocon's common stock.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article SEVENTH of Cryocon's Amended Articles of incorporation authorizes CRYOCON to indemnify any current or former director, officer, employee, or agent of CRYOCON, or a person serving in a similar post in another organization at the request of CRYOCON, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities

(including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.  EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.

Item 8. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ogden, Utah, on the date below.

DATED:  October 2, 2001                        CRYOCON, INC.

                                               By: /s/ J. Brian Morrison
                                                   -----------------------------
                                                   J. Brian Morrison, President/
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

Signature                          Title                             Date
---------                          -----                             -----

/s/ J. Brian Morrison        Director, Chairman, President,      October 2, 2001
-------------------------    Chief Executive Officer
J. Brian Morrison


/s/ Vaughn P. Griggs         Chief Financial Officer/,           October 2, 2001
-------------------------    Chief Accounting Officer
Vaughn P. Griggs


/s/ Jim Cundiff              Director, Corporate Secretary,      October 2, 2001
-------------------------
Jim Cundiff


/s/ Lyndell Parks            Director                            October 2, 2001
-------------------------
Lyndell Parks

                                INDEX TO EXHIBITS


Exhibit
Number           Description
------            -----------

5.1              Opinion of Counsel regarding legality

23.1             Consent of Independent Public Accountant

99.1             Consulting Agreement between C. Frank Speight and Cryocon, Inc.